UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2018

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.0  2.                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2018, the Board of Directors (“Board”) of 2U, Inc. (the “Company”) appointed Mark Chernis as the Company’s Chief Operating Officer, effective as of May 22, 2018.

Mr. Chernis served on the Board since 2009 and as Chairman of the Audit Committee of the Board (the “Audit Committee”) from July 2016 until April 2018.  In connection with his appointment as Chief Operating Officer, Mr. Chernis resigned from the Board, effective as of May 18, 2018, and the Board reduced its size to 11 members.

From June 2011 to May 2018, Mr. Chernis served in various senior roles at Pearson, including most recently as the SVP of Strategic Partnerships and Investments from January 2014 to May 2018 and President & Chief Operating Officer of the K-12 Division from June 2011 to January 2014. Previously, Mr. Chernis was the President and Chief Operating Officer of SchoolNet from March 2008 until its acquisition by Pearson in 2011. From 1984 to 2007, Mr. Chernis held various positions at The Princeton Review, most recently serving as its President from 1995 to November 2007.  Mr. Chernis, age 51, holds a BA from Vassar College.

Under the terms of Mr. Chernis’ employment as Chief Operating Officer, he is entitled to receive an annual base salary of $425,000 and is eligible for annual bonus compensation in the discretion of the Company based upon the achievement of milestones to be determined by the Company and set forth in the Company’s bonus plan for each fiscal year. Mr. Chernis’ target annual bonus amount is equal to 75% of his base salary, but the exact amount of each annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”) in accordance with the bonus plan for the applicable year.  On or around May 22, 2018, Mr. Chernis will also be entitled to receive stock options with a fair market value at grant of $1,675,000 (the “Option Award”) and restricted stock units with a fair market value at grant of $1,675,000 (the “RSU Award” and together with the Option Award, the “Equity Awards”).  The Option Award will vest over four years, with 25% of the Option Award vesting on the first anniversary of the grant date, and the remaining 75% vesting in equal monthly installments for the next 36 months thereafter, subject in each case to his continued employment through the applicable vesting date.  The RSU Award will vest in equal annual installments over a four-year period, commencing on the first anniversary of the grant date, subject to his continued employment through the applicable vesting date.  The Equity Awards will be made pursuant and subject to the Company’s 2014 Equity Incentive Plan and the Company’s standard forms of stock option award agreement and restricted stock unit award agreement.

Item 7.01.                                        Regulation FD Disclosure.

The Company’s press release announcing the appointment of Mr. Chernis as Chief Operating Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated May 21, 2018, “Mark Chernis Joins 2U, Inc. as Chief Operating Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Christopher Paucek
	Name:	Christopher Paucek
	Title:	Chief Executive Officer

Date: May 21, 2018